As filed with the Securities and Exchange Commission on October 12, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-265-8569
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway

Bothell, WA 98021

(425) 908-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Michael French

Chief Executive Officer

Marina Biotech, Inc.

3830 Monte Villa Parkway

Bothell, Washington 98021

(425) 908-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence Remmel, Esq.

Pryor Cashman LLP

7 Times Square

New York, NY 10036

(212) 326-0881

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.006 par value per share	5,439,611 shares	$2.26	$12,293,521(2)	$876.53

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on October 7, 2010 as reported on The Nasdaq Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 12, 2010

PROSPECTUS

MARINA BIOTECH, INC.

5,439,611 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition of up to 5,439,611 shares of the common stock, par value $0.006 per share, of Marina Biotech, Inc., by the selling stockholders identified in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders.

The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through underwriters, broker-dealers or agents, in public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 12 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

Our common stock is traded on The Nasdaq Global Market under the symbol “MRNA”. On October 7, 2010, the last reported sale price for our common stock on The Nasdaq Global Market was $2.26 per share. We urge you to obtain current market quotations of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [            ], 2010

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

Unless the context requires otherwise, in this prospectus the terms “Marina Biotech, Inc.,” “the Company,” “we,” “us” and “our” refer to Marina Biotech, Inc.

This document, as supplemented from time to time, may include product names, trade names and trademarks of other companies. All such product names and trademarks appearing in this document are the property of their respective holders.

ABOUT THE COMPANY

Our Business

We are a biotechnology company focused on the discovery, development and commercialization of pharmaceuticals based on RNA interference (“RNAi”). Our goal is to be the leader in RNAi therapeutics and improve human health through the development of RNAi-based compounds that provide superior therapeutic options for patients. Our team of approximately 40 scientists brings expertise in the discovery, evaluation and optimization of small interfering RNAs (“siRNAs”) as well as siRNA delivery. We have the requisite experience in the areas of RNAi, molecular and cellular biology, microbiology, amino acid, oligonucleotide and peptide chemistry, pharmacology and bioinformatics necessary to discover and develop tailored RNAi-based compounds designed to elicit specific therapeutic effects on a target-by-target basis. Our infrastructure provides for pre-clinical scale manufacturing of both siRNAs, short hairpin RNAs (shRNAs) and delivery materials, the comprehensive analysis and optimization of these compounds both individually and as drug candidates, and the filing of Investigational New Drug Applications. We have multiple proprietary RNAi drug discovery platforms with the capability to deliver RNAi-based therapeutics via systemic, local and oral administration. In addition to our own, internally developed technologies, we strategically in-license and further develop RNAi- and delivery-related technologies, forming multiple drug discovery platforms. In order to protect our innovations, which encompass a broad platform of both siRNA and delivery technologies, and the eventual drug products that may emerge from that platform, we will aggressively continue to build upon our extensive and enabling intellectual property estate.

Our business strategy is two-fold. First, we strive to establish collaborations and strategic partnerships with pharmaceutical and biotechnology companies in the area of RNAi-based therapeutics to: (1) generate revenue and non-dilutive financing; (2) gain access to technical resources; and (3) validate our drug discovery platforms. Secondly, we expect to advance our own pipeline of RNAi-based therapeutics as a foundation upon which to improve all aspects of our drug discovery platform and to have the opportunity to commercialize drug therapies. Our pipeline is focused in oncology and specifically in Familial Adenomatous Polyposis (a genetic disorder that is a precursor to colon cancer), bladder cancer and liver cancer. The Familial Adenomatous Polyposis compound will soon begin Phase 1 clinical testing under an Investigational New Drug application (IND) filed with the U.S. Food and Drug Administration (FDA). With respect to collaborations and strategic partnerships, we are currently focused on our tauRNAi platform (proprietary UsiRNA constructs and DiLA2 delivery technology) as well as peptide delivery technologies. Collaborations are expected to range from feasibility studies to the development of therapeutic candidates. We expect to collaborate with partners who can take a drug candidate through to product commercialization by utilizing their late stage clinical development, regulatory, marketing and sales capabilities. We expect to structure our collaborative agreements to receive upfront non-refundable payments, research and development funding, milestone payments and royalties on commercial sales of products.

Recent Developments

Acquisition of Cequent Pharmaceuticals, Inc.

On July 21, 2010, we consummated the acquisition of Cequent Pharmaceuticals, Inc., or Cequent, a privately-held company that was engaged in the development of novel products to deliver RNAi-based therapeutics. We completed the transaction pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of March 31, 2010, by and among our company, Cequent, Calais Acquisition Corp. and a representative of the stockholders of Cequent. In connection with the merger, we issued an aggregate of 9,882,853 shares of our common stock to the stockholders of Cequent in exchange for all of the shares of Cequent common and preferred stock that were issued and outstanding immediately prior to the merger (as adjusted for the 1-for-4 reverse split of our common stock effective at 4:30 p.m. EDT on July 21, 2010). We also assumed all of the stock options and warrants of Cequent outstanding as of July 21, 2010. As a result of the merger, Cequent has become a wholly-owned subsidiary of our company.

The combined company has multiple proprietary RNAi drug discovery platforms with the capability to deliver RNAi-based therapeutics via systemic, local and oral administration. In addition, the acquisition expands our oncology pipeline with a product for Familial Adenomatous Polyposis (FAP) — a genetic disorder that is a precursor to colon cancer — that will soon begin Phase 1 clinical testing under an Investigational New Drug application (IND) filed with the U.S. Food and Drug Administration (FDA).

Change of Corporate Name

On July 21, 2010, in connection with the closing of the merger with Cequent, we filed a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to change the name of our company from “MDRNA, Inc.” to “Marina Biotech, Inc.”

Reverse Split of Common Stock

On July 21, 2010, we filed a Certificate of Amendment of our Restated Certificate of Incorporation to effect a one-for-four reverse split of our issued and outstanding shares of common stock effective as of 4:30 p.m. Eastern Time on Wednesday, July 21, 2010. The common stock commenced trading on the NASDAQ Global Market on a split-adjusted basis as of the opening of trading on Thursday, July 22, 2010. Following the reverse split, the total number of shares outstanding was proportionately reduced in accordance with the reverse split. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment were adjusted accordingly.

There was no change to the number of authorized shares of our common stock as a result of the reverse stock split. Any fraction of a share of common stock that would otherwise have resulted from the reverse split was converted into the right to receive cash payment from us for such fractional shares, in an amount to be determined by multiplying (x) the fractional amount of the share of common stock by (y) $2.9824 (i.e., an amount equal to four times the per share closing price of the common stock (on a post-split basis) on the NASDAQ Global Market on July 21, 2010).

Acquisition of Assets of Novosom AG

On July 27, 2010, we acquired the RNA delivery assets of Novosom AG in consideration of the issuance to Novosom AG of an aggregate of 1,419,487 shares of our common stock pursuant to that certain Asset Purchase Agreement dated as of July 27, 2010 by and among our company, Novosom and Steffen Panzner, Ph.D. The shares that we issued to Novosom had an aggregate value equal to approximately $5,000,000, with each share being valued at $3.5224, which is the volume weighted average price of our common stock for the ten (10) trading days ending July 16, 2010 (as adjusted for the 1-for-4 reverse stock split effected on July 21, 2010). The acquired Novosom patent estate represents a global portfolio including 42 issued or allowed patents and 31 pending patent applications providing broad coverage for liposomal delivery formulations, lipid compounds and nucleic acid chemistry.

General

We were incorporated in Delaware on September 23, 1983. Our principal executive offices are located at 3830 Monte Villa Parkway, Bothell, Washington 98021, and our telephone number is (425) 908-3600. We maintain an Internet website at www.marinabiotech.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

RISK FACTORS

Before you decide whether to purchase any of our common stock, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended. Additional risks and uncertainties of which we are unaware or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline, and you could lose all or part of your investment. For more information, see the sections entitled “Incorporation by Reference” and “Forward-Looking Statements” elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect our current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

The following factors, among others, could cause our or our industry’s future results to differ materially from historical results or those anticipated:

•	our ability to obtain additional funding for our company;

•	the success or failure of our research and development programs or the programs of our partners;

•	our efforts to collaborate with pharmaceutical and biotechnology companies to develop products;

•	our ability to obtain governmental approvals, including product and patent approvals;

•	our ability to attract and retain our key officers and employees;

•	costs associated with any product liability claims, patent prosecution, patent infringement lawsuits and other lawsuits; and

•	our ability to develop and commercialize our products before our competitors.

These factors are the important factors of which we are currently aware that could cause actual results, performance or achievements to differ materially from those expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a description of our capital stock. The following description of our capital stock is a summary and is subject to and qualified by the applicable provisions of our certificate of incorporation, our bylaws and the relevant provisions of the laws of the State of Delaware.

Common Stock

We are currently authorized to issue up to 90,000,000 shares of common stock, par value $.006 per share. As of October 1, 2010, 23,586,260 shares of our common stock were issued and outstanding, 3,757,094 unissued shares of common stock were reserved for future issuance under our equity compensation plans, and 3,143,941 unissued shares of common stock were reserved for issuance upon the exercise of outstanding warrants, leaving approximately 59,512,705 shares of common stock unissued and unreserved.

All shares of common stock issued will be duly authorized, fully paid and non-assessable. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of our common stock. Under Delaware law, stockholders generally are not liable for our debts or obligations. Our certificate of incorporation does not authorize cumulative voting for the election of directors. Subject to the rights of the holders of any class of our capital stock having any preference or priority over our common stock, the holders of shares of our common stock are entitled to receive dividends that are declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in our net assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. Our common stock has no preemptive rights, conversion rights, redemption rights or sinking fund provisions, and there are no dividends in arrears or default. All shares of our common stock have equal distribution, liquidation and voting rights, and have no preferences or exchange rights.

Stockholder Rights Plan

On February 22, 2000, our board of directors adopted a stockholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of common stock. Each right entitles the holder, once the right becomes exercisable, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share. We issued these rights on March 17, 2000 to each stockholder of record on such date, and these rights attach to shares of common stock subsequently issued. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors and could, therefore, have the effect of delaying or preventing someone from taking control of us, even if a change of control were in the best interest of our stockholders.

Holders of our preferred share purchase rights are generally entitled to purchase from us one one-thousandth of a share of Series A preferred stock at a price of $50.00, subject to adjustment as provided in the Stockholder Rights Agreement. These preferred share purchase rights will generally be exercisable only if a person or group becomes the beneficial owner of 15 percent or more of our outstanding common stock or announces a tender offer for 15 percent or more of our outstanding common stock. Each holder of a preferred share purchase right, excluding an acquiring entity or any of its affiliates, will have the right to receive, upon exercise, shares of our common stock, or shares of stock of the acquiring entity, having a market value equal to two times the purchase price paid for one one-thousandth of a share of Series A preferred stock. The preferred share purchase rights expire on March 17, 2013, unless we extend the expiration date or in certain limited circumstances, we redeem or exchange such rights prior to such date.

Preferred Stock

We are authorized to issue 100,000 shares of preferred stock, par value $.01 per share, with 10,000 shares undesignated and 90,000 shares of previously undesignated preferred stock designated as Series A Junior Participating Preferred Stock.

We may issue shares of our authorized but unissued preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time, be determined by our board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as our board of directors deems appropriate. In the event that we determine to issue any shares of our authorized but unissued preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our board of directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

Registration Rights

In connection with the issuance by our company on July 21, 2010 of an aggregate of 9,882,853 shares of our common stock to the stockholders of Cequent Pharmaceuticals, Inc. (“Cequent”) upon the closing of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of March 31, 2010, by and among our company, Cequent, Calais Acquisition Corp. and Ampersand 2006 Limited Partnership as a representative of the stockholders of Cequent, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the stockholders of Cequent. Pursuant to the Registration Rights Agreement, we agreed: (i) to file with the SEC a shelf registration statement under the Securities Act relating to the offer and sale of all 9,882,853 shares of common stock issued to the stockholders of Cequent no later than forty-five (45) calendar days from the closing date of the Merger; and (ii) to cause such registration statement to be declared effective within ninety (90) calendar days of the closing date of the Merger. The number of shares of common stock that would be registered on the initial registration statement filed pursuant to the Registration Rights Agreement would not exceed twenty percent (20%) of the aggregate fully diluted shares of our common stock. The remaining shares of common stock issued to the stockholders of Cequent in the Merger would be registered on an additional registration statement to be filed with the SEC on the earlier of: (i) five (5) business days following the effective date of the initial registration statement; and (ii) December 21, 2010.

On September 7, 2010, we filed a registration statement on Form S-3 with the SEC to register 5,862,729 shares of our common stock that were issued to the stockholders of Cequent in the Merger (the “Initial Resale Registration Statement”), which Initial Resale Registration Statement was declared effective on October 4, 2010. The registration statement of which this prospectus forms a part registers the remaining 4,020,124 shares of our common stock that were issued to the stockholders of Cequent in the Merger.

On July 27, 2010, we issued an aggregate of 1,419,487 shares of our common stock to Novosom AG (“Novosom”) as consideration for the acquisition of the RNA delivery assets of Novosom pursuant to that certain Asset Purchase Agreement dated as of July 27, 2010 by and among our company, Novosom AG and Steffen Panzner, Ph.D. (the “Asset Purchase Agreement”). The shares that we issued to Novosom had an aggregate value equal to approximately $5,000,000, with each share being valued at $3.5224, which is the volume weighted average price of our common stock for the ten (10) trading days ending July 16, 2010 (as adjusted for the 1-for-4 reverse stock split effected on July 21, 2010). We agreed in the Asset Purchase Agreement to register the shares issued to Novosom on July 27, 2010 on a registration statement on Form S-3 to be prepared and filed with the SEC on the earlier of (i) five (5) business days following the effective date of the Initial Resale Registration Statement, and (ii) December 27, 2010, and to use our commercially reasonable efforts to cause such registration statement to be declared effective by the SEC no later than sixty (60) days following the effective date of the Initial Resale Registration Statement (which period shall be extended to ninety (90) days if the SEC reviews such registration statement).

Delaware Anti-Takeover Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	Any merger or consolidation involving the corporation and the interested stockholder;

•	Any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

•	In general, any transaction that results in the issuance or transfer by a corporation of any of its stock to the interested stockholder; or

•	The receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Common Stock Listing

Our common stock currently is trading on The NASDAQ Global Market under the symbol “MRNA.”.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

SELLING STOCKHOLDERS

On July 21, 2010, in connection with the consummation of the Merger contemplated by that certain Agreement and Plan of Merger, dated as of March 31, 2010, by and among our company, Cequent, Calais Acquisition Corp. and Ampersand 2006 Limited Partnership as representative of the stockholders of Cequent (the “Merger Agreement”), we entered into the Registration Rights Agreement with the stockholders of Cequent, pursuant to which we agreed: (i) to file with the SEC a shelf registration statement under the Securities Act relating to the offer and sale of all 9,882,853 shares of common stock issued to the stockholders of Cequent as a result of the Merger no later than forty-five (45) calendar days from the closing date of the Merger; and (ii) to cause such registration statement to be declared effective within ninety (90) calendar days of the closing date of the Merger. The number of shares of common stock that would be registered on this registration statement would not exceed twenty percent (20%) of the aggregate fully diluted shares of our common stock. The remaining shares of common stock issued pursuant to the Merger Agreement would be registered on an additional registration statement to be filed with the SEC on the earlier of: (i) five (5) business days following the effective date of the initial registration statement; and (ii) December 21, 2010.

In accordance with the Registration Rights Agreement, on September 7, 2010, we filed a registration statement on Form S-3 with the SEC to register 5,862,729 shares of our common stock that were issued to the stockholders of Cequent in the Merger (the “Initial Resale Registration Statement”), which Initial Resale Registration Statement was declared effective on October 4, 2010. The registration statement of which this prospectus forms a part registers the remaining 4,020,124 shares of our common stock that were issued to the stockholders of Cequent in the Merger.

On July 21, 2010, in connection with the consummation of the Merger, we entered into a Stockholders’ Agreement with certain of the principal stockholders of Cequent, pursuant to which Ampersand 2006 Limited Partnership, A.M. Pappas Life Science Ventures III, LP, PV III CEO Fund, LP and Novartis Bioventures Ltd., each of which is a selling stockholder, have the right to designate a total of three (3) members of our Board of Directors during the period beginning on July 21, 2010 and ending immediately prior to our 2011 Annual Meeting of Stockholders. These stockholders designated Peter D. Parker, Michael D. Taylor, Ph.D. and Chiang J. Li, M.D. to be members of our Board of Directors, and such individuals were appointed to our Board of Directors beginning on July 21, 2010. Mr. Parker is a selling stockholder under this prospectus. Mr. Parker served as the President and CEO of Cequent from September 2006 until July 21, 2010. Mr. Parker has also served as a member of the Board of Directors of Cequent from September 2006 until the present and as an employee of our company from July 22, 2010 until July 30, 2010.

Each of Ampersand 2006 Limited Partnership, A.M. Pappas Life Science Ventures III, LP, PV III CEO Fund, LP, Novartis Bioventures, YED Global Lifescience I Partnership and YED IV, L.P. (the “Transferring Stockholders”), each of which is a selling stockholder, is entering into separate Transfer and Sale Agreements with our company, seven former employees of Cequent, including Peter D. Parker, and a broker, pursuant to which the Transferring Stockholders agree to transfer to such former employees of Cequent an aggregate of 387,508 shares of our common stock that such Transferring Stockholders received in the Merger. The shares will be transferred to the former employees over time, beginning after the shares have been registered under the Securities Act and following the expiration of the lock-up period required by the Lock-Up Agreements that the Transferring Stockholders entered into upon the closing of the Merger. The number of shares of common stock owned and offered by the Transferring Stockholders set forth in the table below reflects the transfer of these 387,508 shares of our common stock.

On July 21, 2010, in connection with the consummation of the Merger, we entered into an Escrow Agreement with Ampersand 2006 Limited Partnership, as representative of the former stockholders of Cequent, and American Stock Transfer and Trust Company, LLP, pursuant to which 10% of the aggregate merger consideration received by the former stockholders of Cequent shall be held in an escrow account until January 1, 2011 for the satisfaction of any claims for indemnification brought by us for any damages suffered by us due to Cequent’s breach of a representation or warranty or the non-fulfillment of a covenant in the Merger Agreement and related documents.

Upon the closing of the Merger, each of Peter D. Parker, Chiang J. Li, M.D., Ampersand 2006 Limited Partnership, A.M. Pappas Life Science Ventures II, LP, PV III CEO Fund, LP, Novartis Bioventures Ltd., YED Global Lifescience I Partnership, YED IV, L.P. and Gold Hill Venture Lending 03, L.P. entered into a Lock-Up Agreement pursuant to which each such person agreed that he or it shall not, without our prior approval, offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock received in the Merger during the period commencing on the effective date of the Merger and ending on the earlier of (A) one hundred and eighty (180) days after the effective date of the Merger or (B) thirty (30) days following the closing of an equity financing by our company for the issuance of shares of equity or securities convertible into or exchangeable or exercisable for shares of equity of our company which, when added together to all other such equity financings from and after the date of execution of the Merger Agreement, results in aggregate gross proceeds to our company of at least $10 million.

On July 27, 2010, we issued an aggregate of 1,419,487 shares of our common stock to Novosom as consideration for the acquisition of the RNA delivery assets of Novosom pursuant to the Asset Purchase Agreement that we entered into with Novosom. The shares that we issued to Novosom had an aggregate value equal to approximately $5,000,000, with each share being valued at $3.5224, which is the volume weighted average price of our common stock for the ten (10) trading days ending July 16, 2010 (as adjusted for the 1-for-4 reverse stock split effected on July 21, 2010). We agreed in the Asset Purchase Agreement to register the shares issued to Novosom on July 27, 2010 on a registration statement on Form S-3 to be prepared and filed with the SEC on the earlier of (i) five (5) business days following the effective date of the Initial Resale Registration Statement and (ii) December 27, 2010, and to use our commercially reasonable efforts to cause such registration statement to be declared effective by the SEC no later than sixty (60) days following the effective date of the Initial Resale Registration Statement (which period shall be extended to ninety (90) days if the SEC reviews such registration statement).

Novosom agreed in the Asset Purchase Agreement that it will not offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any of the shares of our common stock that it acquired pursuant to the Asset Purchase Agreement during the period commencing on July 27, 2010 and ending on the 180th day thereafter. However, during such 180-day period Novosom shall be permitted to sell up to an aggregate of 62,500 shares of our common stock (as such number may be adjusted for stock splits, stock dividends and the like), subject to applicable securities laws.

This prospectus covers the sale or other disposition by the selling stockholders or their transferees of that number of shares of common stock set forth below issued to those selling stockholders pursuant to the Merger Agreement and the Asset Purchase Agreement, as applicable, or that are subsequently being transferred to the selling stockholders by the Transferring Stockholders pursuant to the Transfer and Sale Agreements. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to that number of shares of common stock set forth below that was issued to the selling stockholders pursuant to the Merger Agreement or the Asset Purchase Agreement, as applicable, or that are subsequently being transferred to the selling stockholders by the Transferring Stockholders pursuant to the Transfer and Sale Agreements, and when we refer to the selling stockholders in this prospectus, we are referring to either: (i) the former stockholders of Cequent who received shares of our common stock pursuant to the Merger Agreement; (ii) certain former employees of Cequent to whom the Transferring Stockholders are transferring shares of our common stock following the consummation of the Merger pursuant to the Transfer and Sale Agreements; and (iii) Novosom, which received shares of our common stock pursuant to the Asset Purchase Agreement.

We are registering the shares specified below to permit each of the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under the “Plan of Distribution.”

Except as otherwise disclosed in this “Selling Stockholders” section, or disclosed in the footnotes below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates.

We are registering for resale an aggregate of 5,439,611 shares of our common stock that we issued to the stockholders of Cequent pursuant to the Merger Agreement or to Novosom pursuant to the Asset Purchase Agreement. We registered for resale an aggregate of 5,862,729 shares of common stock that we issued to the stockholders of Cequent pursuant to the Merger Agreement in a registration statement on Form S-3 that we filed with the SEC in accordance with the terms of the Registration Rights Agreement on September 7, 2010, and that was declared effective by the SEC on October 4, 2010.

The following table sets forth the name of each selling stockholder, the number of shares owned by each selling stockholder, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by each selling stockholder assuming all of the shares covered hereby are sold. Unless otherwise noted, the number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus. The selling stockholders may sell some, all or none of their shares. Other than as set forth below, we do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.

The information set forth below is based upon information obtained from the selling stockholders and upon information in our possession regarding the issuance of shares of common stock to the selling stockholders in connection with the Merger. The percentages of shares owned after the offering are based on 23,554,994 shares of our common stock outstanding as of October 1, 2010, including the shares of common stock covered hereby.

Name of Beneficial Owner	Shares of Common Stock Owned Prior to Offering	Number of Shares Being Offered	Shares Owned After This Offering(1)
			Number	Percent
Ampersand 2006 Limited Partnership(2)	1,792,203	884,239	907,964	3.85%
A.M. Pappas Life Science Ventures III, LP(3)	1,961,526	967,780	993,746	4.22%
PV III CEO Fund, LP(3)	121,950	60,168	61,782	*
Novartis Bioventures Ltd.(4)	2,754,118	1,358,830	1,395,288	5.92%
YED Global Lifescience I Partnership(5)	488,601	241,066	247,535	1.05%
YED IV, L.P.(5)	244,300	120,533	123,767	*
Peter D. Parker(6)	319,033	116,253	202,780	*
Alison D. Silva(7)	132,216	116,253	15,963	*
Johannes Freuhauf(8)	50,351	38,752	11,599	*
Susie Oanh-Tho Truong(9)	85,894	31,000	54,894	*
Edward K. Hibben(10)	97,338	31,000	66,338	*
Noel J. Sauer(11)	31,000	31,000	-0-	—
Jessica A. Sexton(12)	23,250	23,250	-0-	—
Novosom AG(13)	1,419,487	1,419,487	-0-	—

*	Less than 1%.

(1)	The columns in the table above reflecting “Shares Owned After This Offering” are prepared on the basis that all shares being registered in this prospectus are resold to third parties.
(2)

As reported in the Schedule 13D filed on August 2, 2010, AMP-06 Management Company Limited Partnership is the General Partner of Ampersand 2006 Limited Partnership, and AMP-06 MC LLC is the General Partner of AMP-06 Management Company Limited Partnership. Each of AMP-06 Management Company Limited Partnership and AMP-06 MC LLC possesses sole voting and dispositive power over the shares of our common stock owned directly by Ampersand 2006 Limited Partnership, and thus each may be deemed to beneficially own such shares of our common stock. Herbert H. Hooper, as the principal managing member of AMP-06 MC LLC, shares voting and dispositive power over the securities of our company held by Ampersand 2006 Limited Partnership with the other members of AMP-06 MC LLC. Dr. Hooper is not deemed to be a beneficial owner of the securities because he shares voting and dispositive power over the securities. However, to the extent that he may be deemed to be a beneficial owner of the securities, he disclaims such beneficial ownership except to the extent of his pecuniary interest therein. Does not include 94,327 shares of our common stock that are being transferred to seven former employees of Cequent.

(3)

As reported in the Schedule 13D filed on August 2, 2010, AMP&A Management III, LLC (“Management III”) is the general partner of each of A.M. Pappas Life Science Ventures III, LP (“Pappas Ventures III”) and PV III CEO Fund, LP (“CEO III” and, together with Pappas Ventures III, the “Pappas Funds”), and has a management agreement with A.M. Pappas & Associates, LLC (“Pappas”) whereby Pappas provides management services for the Pappas Funds. Due to its arrangements with the Pappas Funds, Pappas’ investment committee has sole power to vote or to direct the vote of, and sole power to dispose or to direct the disposition of, all shares of common stock owned by the Pappas Funds. By virtue of these relationships, each of Management III and Pappas may be deemed to beneficially own the shares of our common stock owned directly by the Pappas Funds. The sole managing member of Pappas is Arthur M. Pappas. The managing members of Management III are Pappas and Mr. Pappas. Management III has disclaimed beneficial ownership of the shares held by the Pappas Funds, except to the extent of its pecuniary interest therein. Does not include 103,237 shares of our common stock that are being transferred by Pappas Ventures III to seven former employees of Cequent, and 6,418 shares of our common stock that are being transferred by CEO III to seven former employees of Cequent.

(4)

As reported in the Schedule 13D filed on August 2, 2010, Novartis AG is the 100% indirect owner of Novartis Bioventures Ltd. Novartis AG possesses sole voting and dispositive power over the shares of our common stock owned directly by Novartis Bioventures Ltd., and thus may be deemed to beneficially own such shares of our common stock. Does not include 144,952 shares of our common stock that are being transferred by the selling stockholder to seven former employees of Cequent.

(5)

Does not include 25,716 shares of our common stock that are being transferred by YED Global Lifescience I Partnership to seven former employees of Cequent, and 12,858 shares of our common stock that are to be transferred by YED IV, L.P. to seven former employees of Cequent.

(6)

Includes options to purchase up to 194,823 shares of common stock that are exercisable on October 1, 2010, or within sixty (60) days thereafter, and 116,253 shares that are being transferred to Mr. Parker pursuant to the Transfer and Sale Agreements.

(7)

Includes options to purchase 15,963 shares of common stock that are exercisable on October 1, 2010, or within sixty (60) days thereafter, and 116,253 shares of common stock that are being transferred to Ms. Silva pursuant to the Transfer and Sale Agreements. Ms. Silva served as an employee of Cequent from August 2007 until July 21, 2010, and has served as an employee of our company since July 22, 2010.

(8)

Includes options to purchase 11,599 shares of common stock that are exercisable on October 1, 2010, or within sixty (60) days thereafter, and 38,752 shares of common stock that are being transferred to Mr. Freuhauf pursuant to the Transfer and Sale Agreements. Mr. Freuhauf served as an employee of Cequent from May 2007 until November 2009.

(9)

Includes options to purchase 54,894 shares of common stock that are exercisable on October 1, 2010, or within sixty (60) days thereafter, and 31,000 shares of common stock that are being transferred to Ms. Truong pursuant to the Transfer and Sale Agreements. Ms. Truong served as an employee of Cequent from November 2006 until July 21, 2010, and has served as an employee of our company since July 22, 2010.

(10)

Includes option to purchase 66,338 shares of common stock that are exercisable on October 1, 2010, or within sixty (60) days thereafter, and 31,000 shares of common stock that are being transferred to Mr. Hibben pursuant to the Transfer and Sale Agreements. Mr. Hibben served as Chief Business Officer of Cequent from January 2009 until July 21, 2010, and as an employee of our company from July 22, 2010 until July 30, 2010.

(11)

Includes 31,000 shares of common stock that are being transferred to Mr. Sauer pursuant to the Transfer and Sale Agreements. Mr. Sauer served as an employee of Cequent from April 2007 until December 2009.

(12)

Includes 23,250 shares of common stock that are being transferred to Ms. Sexton pursuant to the Transfer and Sale Agreements. Ms. Sexton served as an employee of Cequent from July 2007 until December 2009.

(13)

Steffen Panzner, Ph.D., the Chief Scientific Officer and founder of Novosom AG, holds the power to vote or to direct the vote of, and to dispose or to direct the disposition of, the shares owned by Novosom AG. Dr. Panzner is providing consulting services to our company during the six month period beginning on August 1, 2010.

PLAN OF DISTRIBUTION

Each selling stockholder, and any of their pledgees, assignees and successors-in-interest (the “Selling Stockholders”), may from time to time offer and sell, separately or together, some or all of the shares of common stock covered by this registration statement. Registration of shares of common stock covered by the registration statement does not mean, however, that those shares necessarily will be offered or sold.

We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

The Selling Stockholders may sell shares in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through any other methods described in a prospectus supplement.

Neither we nor the Selling Stockholders have entered into any agreements, understandings or arrangements with any underwriters or dealers regarding the sale of shares covered by the registration statement. At any time a particular offer of the shares covered by the registration statement is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by the registration statement being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or re-allowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus or prospectus supplement, and, if necessary, a post-effective amendment to any registration statement, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common stock covered by the registration statement.

The shares may also be sold in one or more of the following transactions, or in any transactions described in a prospectus or prospectus supplement:

•	block transactions in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchase by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through the writing of options; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The shares that the Selling Stockholders sell by any of the methods described above may be sold to the public, in one or more transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at varied prices determined at the time of sale; or

•	at negotiated prices.

Underwriters and agents may be entitled under agreements entered into with the Selling Stockholders to indemnification by us and/or the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may engage in transactions with, or perform services for, our company, our affiliates, the Selling Stockholders and their affiliates in the ordinary course of business.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify certain of the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock registered for resale hereby will be passed upon by Pryor Cashman LLP. Pryor Cashman is a stockholder of our company.

EXPERTS

The consolidated financial statements of Marina Biotech, Inc. (formerly MDRNA, Inc.) as of December 31, 2009 and 2008, and for each of the years in the two-year period ended December 31, 2009, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 consolidated financial statements refers to our change in method of accounting for warrants no longer considered indexed to our own stock effective January 1, 2009 and contains an explanatory paragraph that states that we have incurred recurring losses, have had recurring negative cash flows from operations, and have an accumulated deficit that raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with such laws we file annual, quarterly and current reports and other information with the SEC. The SEC maintains a website that contains annual, quarterly and current reports, proxy and information statements and other information filed with the SEC. The SEC’s website address is http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The information we file with the SEC and other information about us is also available on our website at www.marinabiotech.com. However, the information on our website is not a part of, nor is such information to be deemed incorporated by reference into, this prospectus.

We have filed with the SEC a registration statement on Form S-3 (of which this prospectus is a part) under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or from its web site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•

our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 23, 2010, as amended by Amendment No. 1 to our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on April 30, 2010;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 17, 2010;

•	our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed with the SEC on August 12, 2010;

•

our current reports on Form 8-K, as filed with the SEC on January 14, 2010, March 5, 2010, March 23, 2010 (only with respect to Item 8.01 thereof), April 1, 2010, April 5, 2010, April 6, 2010, June 10, 2010, July 20, 2010, July 21, 2010, July 23, 2010, July 28, 2010 and August 2, 2010;

•	our definitive proxy statement relating to the annual meeting of stockholders held on July 21, 2010, which definitive proxy statement was filed with the SEC on June 8, 2010;

•

the description of our common stock and the description of certain provisions of Delaware Law contained or incorporated by reference in our registration statement on Form 8-A, filed with the SEC on August 12, 1985, including any amendments or reports filed for the purposes of updating this description;

•

the description of our preferred stock purchase rights contained in our registration statement on Form 8-A, filed with the SEC on March 16, 2000, including any amendments or reports filed for the purposes of updating this description; and

•

future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

You may obtain copies of these filings, at no cost, by writing or telephoning us at the following address:

Marina Biotech, Inc.

3830 Monte Villa Parkway

Bothell, Washington 98021

(425) 908-3698

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution

The following sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$876.53
Legal Fees and Expenses	5,000.00
Accounting Fees and Expenses	10,000.00
Miscellaneous	1,000.00
Total:	$16,876.53

Item 15.	Indemnification of Directors and Officers.

Our Restated Certificate of Incorporation currently provides that our board of directors has the authority to utilize, to the fullest extent possible, the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law (the “DGCL”), and our directors and officers are provided with the broadest available indemnification coverage. Such indemnification for our directors and officers is mandatory. Our Restated Certificate of Incorporation also expressly provides that the advancement of expenses is mandatory and not subject to the discretion of our board of directors, except that any of our directors or officers who request advancement must undertake to repay the advanced amounts if it is determined that such person is not entitled to be indemnified by us. Further, our Restated Certificate of Incorporation contains provisions to eliminate the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended from time to time.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation provides for such limitation of liability.

Under Section 145 of the DGCL, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses.

A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our restated certificate of incorporation or restated bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

We maintain a policy of directors and officer’s liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in the Securities Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the SEC is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 16.	Exhibits.

See the Exhibit Index attached to this registration statement that is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bothell, State of Washington, on the 7th day of October, 2010.

MARINA BIOTECH, INC.

By:	/S/ J. MICHAEL FRENCH
Name:	J. Michael French
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints J. MICHAEL FRENCH and PETER S. GARCIA, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated..

Signature	Title	Date

/S/ J. MICHAEL FRENCH J. Michael French	President, Chief Executive Officer and a Director (Principal Executive Officer)	October 7, 2010

/S/ PETER S. GARCIA Peter S. Garcia	Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 12, 2010

/S/ JAMES M. KARIS James M. Karis	Director	October 6, 2010

Chiang J. Li, M.D.	Director

/S/ PETER D. PARKER Peter D. Parker	Director	October 12, 2010

/S/ GREGORY SESSLER Gregory Sessler	Director	October 12, 2010

/S/ MICHAEL D. TAYLOR Michael D. Taylor, Ph.D.	Director	October 6, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of the Registrant dated July 20, 2005 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated July 20, 2005, and incorporated herein by reference).

3.2	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant, dated June 10, 2008 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated June 10, 2008, and incorporated herein by reference).

3.3	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant, dated July 21, 2010 (filed as Exhibit 3.1 to our Current Report on Form 8-K filed on July 21, 2010, and incorporated herein by reference).

3.4	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant, dated July 21, 2010 (filed as Exhibit 3.1 to our Current Report on Form 8-K filed July 23, 2010, and incorporated herein by reference).

3.5	Amended and Restated Bylaws of the Registrant dated September 19, 2007 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated September 19, 2007, and incorporated herein by reference).

3.6	Certificate of Designation, Rights and Preferences of Series A Junior Participating Preferred Stock dated January 17, 2007 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated January 19, 2007, and incorporated herein by reference).

3.7	Amended Designation, Rights, and Preferences of Series A Junior Participating Preferred Stock, dated June 10, 2008 (filed as Exhibit 3.2 to our Current Report on Form 8-K dated June 10, 2008, and incorporated herein by reference).

4.1	Rights Agreement, dated February 22, 2000, between the Registrant and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 1 to our Current Report on Form 8-K dated February 22, 2000, and incorporated herein by reference).

4.2	Amendment No. 1 to Rights Agreement dated as of January 17, 2007 by and between the Registrant and American Stock Transfer and Trust Company (filed as Exhibit 4.1 to our Current Report on Form 8-K dated January 19, 2007, and incorporated herein by reference).

4.3	Amendment No. 2 to Rights Agreement dated as of March 17, 2010 by and between the Registrant and American Stock Transfer and Trust Company (filed as Exhibit 4.1 to our Current Report on Form 8-K dated March 5, 2010, and incorporated herein by reference).

4.4	Amendment No. 3 to Rights Agreement dated as of March 31, 2010 by and between the Registrant and American Stock Transfer and Trust Company (filed as Exhibit 4.3 to our Current Report on Form 8-K dated March 31, 2010, and incorporated herein by reference).

4.5	Form of Amended and Restated Common Stock Purchase Warrant originally issued by the Registrant in April 2008 (filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and incorporated herein by reference).

4.6	Form of Common Stock Purchase Warrant issued by the Registrant in June 2009 (filed as Exhibit 10.3 to our Current Report on Form 8-K dated June 10, 2009, and incorporated herein by reference).

4.7	Form of Common Stock Purchase Warrant issued by the Registrant in December 2009 (filed as Exhibit 4.2 to our Current Report on Form 8-K dated December 22, 2009, and incorporated herein by reference).

4.8	Form of Common Stock Purchase Warrant issued by the Registrant in January 2010 (filed as Exhibit 4.1 to our Current Report on Form 8-K dated January 13, 2010, and incorporated herein by reference).

5.1	Opinion of Pryor Cashman LLP. (1)

23.1	Consent of KPMG LLP, independent registered public accounting firm. (1)

23.2	Consent of Pryor Cashman LLP (included in Exhibit 5.1). (1)

24.1	Power of Attorney (included on the signature page). (1)

(1)	Filed herewith.